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                                                              EXHIBIT 5 AND 23.2

          OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL


                      {LETTERHEAD OF PRESTON GATES & ELLIS}


                                November 21, 1996


Microsoft Corporation
One Microsoft Way
Redmond, Washington  98052-6399

         Re: Microsoft Corporation 1991 Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel to Microsoft Corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of Microsoft's common stock, without par value (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of Microsoft relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of Microsoft and all amendments thereto, the Bylaws of Microsoft and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                     Very truly yours,

                                                     PRESTON GATES & ELLIS


                                                     By  /s/ Richard B. Dodd
                                                             Richard B. Dodd